EXHIBIT 10.7
                                eDiets.com, Inc.
                            3467 Hillsboro Boulevard
                         Deerfield Beach, Florida 33442

                                                         As of November 17, 1999
Whale Securities Co., L.P.
650 Fifth Avenue
New York, New York 10019

Ladies and Gentlemen:

         eDiets.com, Inc., (formerly Olas, Inc.) a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Placement Agent") as follows:

                  1. DESCRIPTION OF TRANSACTION. The Company will offer for sale to a limited number of persons meeting certain criteria for "accredited investor" status (as more fully described in the Confidential Private Offering Memorandum dated September 1, 1999 and the exhibits annexed thereto (collectively, the "Memorandum"), up to one hundred sixty eight (168) units of the Company's securities (the "Units"), each Unit consisting of (i) twenty five thousand (25,000) shares (the "Shares") of the common stock, par value $.001 per share (the "Common Stock") and (ii) twelve thousand five hundred (12,500) redeemable warrants (the "Warrants"), each to purchase one share of Common Stock (collectively, the "Warrant Shares") at a price of $2.50 per Warrant Share, subject to adjustment under certain circumstances (the "Offering"). The purchase price for the Units shall be Fifty Thousand Dollars ($50,000) per Unit. The Units, the Shares and the Warrant Shares are more fully described in the Memorandum; capitalized words not defined herein shall have the meanings set forth in the Memorandum.

                  2. APPOINTMENT OF THE PLACEMENT AGENT. The Company hereby appoints the Placement Agent as its exclusive agent to offer and sell the Units on a "best efforts, 100 Unit Minimum/168 Unit Maximum" basis to accredited investors, as set forth in Section 3 below. The Placement Agent, on the basis of the representations, warranties, covenants and agreements of the Company, and subject to the conditions contained herein, accepts such appointment and agrees to use its best efforts to sell the Units. It is understood that the Placement Agent has no commitment to sell the Units other than to use its best efforts.

                  3. PURCHASE, SALE AND DELIVERY OF UNITS. On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the parties agree that:

                  (a) REGULATION D OFFERING. Neither the offer nor the sale of the Units has been or will be registered with the Securities and Exchange Commission. The Units will be offered and sold in reliance upon the exemption from registration provided

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         by Regulation D ("Reg D") adopted under the Securities Act of 1933, as amended (the "Act") , will only be sold to "accredited investors" as such term is defined under Reg D ("Accredited Investors" ) and will be made within the limitations of Rules 502 (c) and (d) ; the Units will be offered for sale only in states in which the Units have been qualified or registered for sale or are exempt from such qualification or registration; and the Company will provide the Placement Agent for delivery to all offerees and purchasers and their representatives, if any, any information, documents and instruments which the Placement Agent and Company deem necessary to comply with the rules, regulations and judicial and administrative interpretations respecting compliance with applicable state and federal statutes and regulations.

                  (b) SUBSCRIPTION FOR UNITS. Subscription for Units shall occur by execution and delivery by the subscriber (the "Subscriber") of a Subscription Agreement (the "Subscription Agreement") in the form annexed as part of the Memorandum, together with such other documents and instruments as are set forth in the Memorandum.

                  (c) SEGREGATION OF FUNDS. Each Subscriber for the Units shall tender a check payable to "Whale Securities Co., L.P., as Placement Agent for eDiets.com, Inc.," or wire transfer funds, in respect of the purchase price of the Units subscribed for, which funds shall be held in a non-interest-bearing special bank account (the "Special Account") in a commercial bank in the City of New York designated by the Placement Agent (the "Bank") as set forth in the Memorandum.

                  (d) CLOSING; TERMINATION OF OFFERING. If at least one hundred
         (100) Units are subscribed for on or prior to November 17, 1999, an initial closing of the offering (the "Initial Closing") shall occur as soon as practicable after Subscription Agreements for, and funds in respect of the purchase price of, such Units are received and accepted by the Placement Agent and such Subscription Agreements are approved by the Company. Thereafter, the Offering may continue, up to a maximum (including the Units sold in connection with the Initial Closing) of one hundred sixty eight (168) Units. All such sales must be completed not later than December 1, 1999 (or such later date as is mutually agreed to by the Company and the Placement Agent). The date on which the Initial Closing occurs is hereinafter referred to as the "Initial Closing Date;" the date or dates on which the subsequent closing or closings occur are hereinafter referred to as the "Additional Closing Date;" and the Initial Closing Date and Additional Closing Date(s) are sometimes hereinafter referred to collectively as the "Closing Date," the last of which shall be referred to herein as the "Final Closing Date." The Company shall deliver to the Placement Agent on the Closing Date, on behalf of the Subscribers, certificates representing the Shares and Warrants included in the Units being purchased by the Subscribers on such Closing Date pursuant to Section 1 of this Agreement against payment therefor, after deducting the amounts set forth in Section 4 below. In the event of termination of the offering contemplated herein, this Agreement, other than Sections 10 and 11 hereof, shall be automatically terminated and neither party shall have any further obligation to the other party under this Agreement other than the Company's

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         obligation to pay expenses as set forth in Section 10 of this Agreement and to indemnify and provide contribution as set forth in Section 11 of this Agreement.

                  4. COMPENSATION OF PLACEMENT AGENT. As compensation for its services rendered as Placement Agent under this Agreement, the Placement Agent shall receive the following compensation:

                  (a) A sales commission equal to ten percent (10%) of the aggregate Gross Proceeds (as hereinafter defined) of the Units, payable by deducting the sales commission from the Gross Proceeds received for the Units on the Initial Closing Date and each Additional Closing Date (of which Fifteen Thousand Dollars ($15,000) has been paid and will be credited against amounts payable at the Initial Closing); and

                  (b) Up to 697,500 Warrants (the "Placement Agent Warrants") each to purchase one share of Common Stock at an exercise price of $2.50 per Warrant Share, exercisable for a period of five years commencing on the Initial Closing Date, pursuant to the terms of a warrant agreement (the "Placement Agent Warrant Agreement") as follows:
         (a) 487,500 Placement Warrants for the sale of the first one hundred
         (100) Units, (b) 140,000 additional Placement Warrants for the next forty (40) Units sold, or a pro rata amount thereof (i.e., 1,400 Placement Warrants for each of the forty (40) Units sold); and (c) 70,000 additional Placement Warrants for the next twenty eight (28) Units sold, or a pro rata amount thereof (i.e., 2,500 Placement Warrants for each of the additional twenty eight (28) Units sold), in each case, to be issued on each Closing Date in relation to the number of Units sold on each date and in the names provided by the Placement Agent. Immediately prior to the listing of the Warrants on the Nasdaq SmallCap Market, a securities exchange or the OTC Bulletin Board, the Company shall offer in writing to the holders of Placement Warrants the option to exchange the Placement Warrants for an equal number of Warrants, which will be listed with the Warrants.

                  5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND EDIETS. The Company and eDiets (as defined in Section 8(a) hereof) represents and warrants to, and agrees with, the Placement Agent that:

                  (a) Memorandum. The Company and eDiets have prepared the Memorandum, which may be supplemented from time to time, which contains information, accurate as of the date specified therein, of the kind specified by applicable statutes and regulations, including without limitation:

                           (i) Terms of the Offering;

                           (ii) A description of the Units, the Shares and the
                  Additional Shares (as defined in Section 5(i) hereof);

                           (iii) the Acquisition (as defined in Section 8(a)
                  hereof);

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                           (iv) A description of the business conducted by the
                  Company and eDiets;

                           (v) The financial condition of the Company and
                  eDiets;

                           (vi) Past material activities of the Company and
                  eDiets;

                           (vii) Commissions and compensation to be paid to the
                  Placement Agent in connection with the Offering;

                           (viii) Disclosure of material contracts, agreements
                  or other business arrangements, which affect or are related to the business conducted by the Company and eDiets and to be conducted by the Company;

                           (ix) Information regarding the Company, its
                  management, material obligations, liabilities, any pending or threatened lawsuits or proceedings, and recent material adverse changes in its financial condition; and

                           (x) Any appropriate legends and such other
                  information or material as the Placement Agent may deem necessary or desirable to be included therein.

                           (xi) The Memorandum, including all exhibits thereto,
                  as of its date and at all times subsequent thereto up to and including the Final Closing Date does not (as of the date hereof) and will not as of any such subsequent date include any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (b) ADDITIONAL INFORMATION. The Company has provided, and shall provide to the Placement Agent, such information, documents and instruments as may be required under Section 4(2) of the Act and Reg D for an offer made to Accredited Investors.

                  (c) ORGANIZATION; GOOD STANDING. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, with full power and authority, corporate and other, to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Memorandum. The Company has no subsidiaries or other equity interests in any entity other than eDiets. Each of the Company and eDiets is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify would have a material adverse effect on the financial condition, results of operations, business or properties of the

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         Company and eDiets taken as a whole. Unless the context otherwise requires, all references to the "Company" in this Agreement shall include eDiets. The term "Olas" is sometimes used herein to refer to Olas, Inc. prior to the Acquisition. EDiets has full power and authority, corporate and other, and all Permits (defined hereafter) necessary to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Memorandum. The Company owns all of the issued and outstanding shares of capital stock of eDiets, free and clear of any security interests, liens, encumbrances, claims and charges, and all of such shares have been duly authorized and validly issued and are fully paid and non-assessable. Except as described in the Memorandum or the letter agreement dated November 5, 1999 amending the Merger Agreement (the "November 5, 1999 Letter"), there are no options or warrants for the purchase of, or other rights to purchase, or outstanding securities convertible into or exchangeable for, any capital stock or other securities of eDiets.

                  (d) GOVERNMENTAL AUTHORITY. Except for the filing of Form D under the Act and other than as may be required under applicable state securities or Blue Sky laws, no authorization, approval, consent, order, registration, certification, license or permit (collectively, "Permits") of any court or governmental agency or body, is required for the valid authorization, issuance, sale and delivery of the Units, the Shares, the Warrants or the Placement AgentWarrants to the Placement Agent and/or the Subscribers and the consummation by the Company of the transactions contemplated by this Agreement, the Warrants, the Subscription Agreements, the Registration Rights Agreements between the Company and the Subscribers and the Placement Agent, a form of which is attached as Exhibit D to the Memorandum (the "Registration Rights Agreements") and the Placement Agent Warrant Agreement.

                  (e) CORPORATE AUTHORIZATION. Each of the Company and eDiets has full power and authority, corporate and other, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The Company has full power and authority, corporate and other, to execute, deliver and perform the Subscription Agreements, the Warrants, the Registration Rights Agreements, the Placement Agent Warrant Agreement and the Placement Agent Warrants, and to consummate the transactions contemplated thereby. The execution, delivery and performance of this Agreement, the Warrants, the Registration Rights Agreements, the Subscription Agreements, the Placement Agent Warrant Agreement and the Placement Agent Warrants, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement, the Warrants, the Registration Rights Agreements, the Subscription Agreements, the Placement Agent Warrant Agreement and the Placement Agent Warrants and the issuance and sale of the Units, have been duly authorized by all necessary corporate action, and each of this agreement, the Warrants, the Registration Rights Agreements, the Subscription Agreements, the Placement Agent Warrant Agreement and the Placement Agent Warrants has been duly executed and delivered by the Company. Each of this Agreement, the Warrants, the Registration Rights Agreement, the Subscription Agreement and the Placement Agent Warrant Agreement

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         is a valid and binding obligation of the Company, enforceable in accordance with its terms, enforceable in accordance with its terms, in each case, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification and contribution provisions set forth hereunder and hereunder may be limited by the federal securities laws of the United States or state securities laws or public policy relating thereto. The execution, delivery and performance of this Agreement, the Warrants, the Registration Rights Agreement, the Subscription Agreements, the Placement Agent Warrant Agreement and the Placement Agent Warrants by the Company, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement, the Warrants, Registration Rights Agreement, the Subscription Agreements, the Placement Agent Warrant Agreement and the Placement Agent Warrants (i) result in any violation of the Certificate of Incorporation or By-Laws, each as amended, of the Company or eDiets; (ii) result in a breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or eDiets pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument to which the Company or eDiets is a party or by which the Company or eDiets or any of their respective properties or assets are or may be bound or affected; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or eDiets or any of their respective properties or businesses; or (iv) have any adverse effect on any Permits necessary for the Company or eDiets, to own or lease, as the case may be, and operate any of its properties or conduct its business or on the ability of the Company or eDiets to make use thereof.

                            (f) CAPITALIZATION. The Company had, at the date or dates indicated in the Memorandum, a duly authorized and outstanding capitalization as set forth in the Memorandum under the caption "Capitalization". Immediately prior to the Initial Closing, the Company will have a duly authorized and outstanding capitalization as set forth in the Memorandum under the caption "Capitalization" on a pro forma basis after giving effect to the Acquisition. The outstanding shares of Common Stock and outstanding options and warrants to purchase shares of Common Stock have been duly authorized and validly issued. All such outstanding shares of Common Stock are fully paid and nonassessable. The outstanding options and warrants to purchase shares of Common Stock constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. None of such outstanding shares of Common Stock, options or warrants to purchase shares of Common Stock have been issued in violation of the preemptive rights of any security holder of the Company. None of the holders of such outstanding shares of Common Stock is subject to personal liability solely by reason of being such a holder. The offers and sales of such outstanding shares of Common Stock and outstanding options and warrants to purchase

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         shares of Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws, or exempt from such registration requirements. The authorized shares of Common Stock and outstanding options and warrants to purchase shares of Common Stock conform in all material respects to the descriptions thereof contained in the Memorandum. Except as described in the Memorandum, no holder of any of the Company's securities has any rights, "demand", "piggyback" or otherwise, to have such securities registered under the Act or applicable state securities laws. Except as set forth in the Memorandum or the November 5, 1999 Letter, on the Closing Date there will be no outstanding options or warrants for the purchase of, or other outstanding rights to purchase, shares of Common Stock or securities convertible into shares of Common Stock. The issuance of the Shares, the Additional Shares, the Placement Agent Shares, the Placement Agent Warrants, the Placement Agent Warrant Shares and the Penalty Shares (as defined in the Registration Rights Agreements) will not give any holder of any of the Company's outstanding options, warrants, or other convertible securities or rights to purchase shares of Common Stock, the right to acquire any additional shares of Common Stock and/or the right to acquire shares of Common Stock at a reduced price.

                  (g) AUTHORIZATION OF UNITS. The issuance and sale of the Shares and Warrants as Units have been duly authorized. When the Shares are issued and delivered in accordance with this Agreement, the Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The Shares will not be subject to the preemptive rights of any security holder of the Company.

                  (h) AUTHORIZATION OF WARRANT SHARES, ADDITIONAL SHARES, PLACEMENT AGENT WARRANTS, PLACEMENT AGENT WARRANT SHARES AND PENALTY SHARES. The issuances of Warrant Shares, Additional Shares, Placement Agent Warrants, the Placement Agent Warrant Shares and Penalty Shares under the circumstances described in, and pursuant to the terms of, this Agreement, the Warrants, the Subscription Agreement, Placement Agent Warrant Agreement and Registration Rights Agreements, as the case may be, have been duly authorized and, when issued and delivered in accordance with the provisions of this Agreement, the Warrants, the Subscription Agreement, the Placement Agent Warrant Agreement and Registration Rights Agreements, as the case may be, Warrant Shares, the Additional Shares, the Placement Agent Warrant Shares and Penalty Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders, and the Placement Agent Warrants will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. None of the Warrant Shares, the Additional Shares, the Placement Agent Warrant Shares and Penalty Shares will be subject to the preemptive rights of any security holder of the Company.

                  (i) NONCONTRAVENTION. Neither the Company nor eDiets is in violation of, or in default under, (i) any term or provision of its Certificate of Incorporation or By-Laws, each as amended; (ii) any term or provision, or any financial

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         covenants, of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its properties or business is or may be bound or affected; or (iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or eDiets or any of their respective properties or businesses. Each of the Company and eDiets owns, possesses or has obtained all governmental and other Permits necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as currently conducted and all such Permits are outstanding and in good standing, and there are no proceedings pending or, to the Company's or eDiets' knowledge, threatened, nor is there any basis therefore, seeking to cancel, terminate or limit such Permits.

                  (j) LITIGATION. Except as set forth in the Memorandum or the November 5, 1999 Letter there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending, or, to the Company's or eDiets, knowledge, threatened, against the Company or eDiets involving the properties or business of the Company or eDiets, which, if determined adversely to the Company or eDiets would, individually or in the aggregate, have an adverse effect on the financial position, results of operations, properties or business of the Company and eDiets taken as a whole, or which question the validity of the outstanding capital stock of the Company or eDiets or this Agreement, or of any action taken or to be taken by the Company or eDiets pursuant to, or in connection with, this Agreement, nor is there any basis for any such claim, action, suit proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal specifically naming the Company or eDiets and enjoining the Company or eDiets from taking, or requiring the Company or eDiets to take, any action, or to which the Company or eDiets or their respective properties or businesses is bound or subject which would be material to the Company and eDiets taken as a whole.

                  (k) FINANCIAL STATEMENTS. The financial statements and schedules and notes thereto included in the Memorandum present fairly the financial position of the Company and eDiets , as the case may be, as of the dates thereof, and the results of operations and changes in financial position of the Company and eDiets, as the case may be, for the periods indicated therein, are in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated in the Memorandum.

                  (l) LIABILITIES. Except as and to the extent reflected or reserved against in the financial statements of the Company included in the Memorandum or as otherwise described in the Memorandum, neither the Company nor eDiets as at June 30, 1999, had any material liabilities, debts, obligations or claims asserted against it, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, but not limited to, liabilities on account of taxes, other governmental charges

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         or lawsuits brought subsequent to such date. Other than as described in the Memorandum, subsequent to June 30, 1999, neither the Company nor eDiets has incurred liabilities or debts or obligations of any nature whatsoever, other than those incurred in the ordinary course of its business which are not material to its business, financial condition or operating results.

                  (m) TAXES. Each of the Company and eDiets has filed all federal, state, municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property or other types of taxes) required to be filed under the laws of the United States and applicable states or has duly obtained extensions of time for the filing thereof, and has paid in full all taxes which have become due pursuant to such returns or claimed to be due by any taxing authority other than those being contested in good faith; and the provisions for income taxes payable, if any, shown on the financial statements contained in the Memorandum are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed, and for all periods to and including the dates of such financial statements. Each of the Company and eDiets believes that each of the tax returns heretofore filed by it correctly and accurately reflects the amount of its tax liability thereunder. Each of the Company and eDiets has withheld, collected and paid all other levies, assessments, license fees and taxes to the extent required and, with respect to payments, to the extent that the same have become due and payable. Except as disclosed in writing to the Placement Agent, neither the Company nor eDiets has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes nor is a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted against the Company or eDiets.

                  (n) CONDUCT OF BUSINESS. Since the respective dates as of which information is given in the Memorandum, neither the Company nor eDiets has (i) incurred any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of the operation of business of the Company or eDiets, as the case may be, as carried on at and prior to such date; (ii) canceled, without payment in full, any notes, loans or other obligations receivable or other debts or claims held by it other than in the ordinary course of business; (iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its properties, tangible or intangible, or rights under any contract, permit, license, franchise or other agreement other than sales or other dispositions of goods or services in the ordinary course of business at customary terms and prices; (iv) increased compensation payable to any of its officers, directors or other employees (including in the term "compensation," salaries, fringe benefits, pensions, profit participations and payments or benefits of any kind whatsoever) other than in the ordinary course of business; (v) entered into any line of business other than that conducted by it on such date or entered into any transaction not in the ordinary course of its business; (vi) conducted any line of business in any manner except by transactions customary in the operation of its business

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         as conducted on such date; or (vii) declared, made or paid or set aside for payment any cash or non-cash distribution on any shares of its capital stock.

                  (o) PROPERTIES. Neither the Company nor eDiets owns any real property. Each of the Company and eDiets has good title to all material personal property (tangible and intangible) owned by it, free and clear of all security interests, charges, mortgages, liens, encumbrances and defects, except such as are described in the Memorandum or such as do not materially affect the value or transferability of such property and do not interfere with the use of such property made, or proposed to be made, by the Company or eDiets. The leases, licenses or other contracts or instruments under which the Company or eDiets leases, holds or is entitled to use any property, real or personal, are valid, subsisting and enforceable, only with such exceptions as are not material and do not interfere with the use of such property made, or proposed to be made, by the Company or eDiets and all rentals, royalties or other payments accruing thereunder which became due prior to the date of this Agreement have been duly paid, and neither the Company nor eDiets is, nor to the Company's or eDiets knowledge, is any other party in default thereunder and, to the Company's and eDiets knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Neither the Company nor eDiets has received notice of any violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties.

                  (p) CONTRACTS. Each contract or other instrument (however characterized or described) to which the Company or eDiets is a party or by which their properties or business is or may be bound or affected and to which reference is made in the Memorandum has been duly and validly executed by the Company or eDiets, as the case may be, and, assuming that such contracts or other instruments have been properly executed by parties other than the Company and eDiets is in full force and effect in all material respects and is enforceable against the parties thereto in accordance with its terms, and none of such contracts or instruments has been assigned by the Company or eDiets, as the case may be, and except as described in the memorandum, neither the Company nor eDiets is, nor to the best of the Company's and eDiets' knowledge, is any other party in default thereunder and, to the best of the Company's nor eDiets, knowledge, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.

                  To the best of the Company's knowledge, none of the material provisions of such contracts or instruments violates any existing applicable law, rule, regulation, judgment/order or decree of any governmental agency or court having jurisdiction over the Company or eDiets or any of their respective assets or businesses.

                  (q) BENEFIT PLANS. Except as set forth in or contemplated by the Memorandum or as set forth in Schedule 5(q) attached hereto, neither the Company nor eDiets has employee benefit plans (including, without limitation, profit sharing and welfare benefit plans) or deferred compensation arrangements that are subject to the provisions of the Employee Retirement Income Security act of 1974.

                  (r) CONTRIBUTIONS. Neither the Company nor eDiets has directly or indirectly, at any time W made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law.

                  (s) REG D QUALIFICATION; OFFERING DOCUMENTS. Assuming the representations and warranties of the Placement Agent contained herein and of the purchasers contained in the Subscription Documents are true and correct, the offer and sale of the Units by the Company has satisfied and on. the Closing Date will have satisfied, all of the requirements of Reg D and the Company is not disqualified from the exemption under Rule 505 contained in Reg D by virtue of the disqualifications contained in Rule 505(b)(2)(iii), or the exemption under Reg D by virtue of the disqualification contained in Rule 507. The Memorandum and related documents (the "Offering Documents") conform in all material respects with the requirements of Section 4(2) of the Securities Act and Reg D promulgated thereunder and with the requirements of all other published rules and regulations of the Securities and Exchange Commission currently in effect relating to "private offerings."

                  (t) FINDER'S FEE. Other than any payments to the Placement Agent hereunder, neither the Company, Olas nor eDiets has incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

                  (u) INTANGIBLES. Each of the Company and eDiets owns or possesses or can acquire on reasonable terms adequate and enforceable rights to use all trademarks, service marks, copyrights, rights, trade secrets or other confidential information currently used in the conduct of its respective business as described in the Memorandum (collectively the "Intangibles"); except as disclosed in the Memorandum, to the Company's and eDiets' knowledge, neither the Company nor eDiets has infringed nor is infringing upon the rights of others with respect to the Intangibles; and neither the Company nor eDiets has received any notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles; and neither the Company nor eDiets has not received any notice of conflict with the asserted rights of others with respect to the Intangibles which could, singly or in the aggregate, materially adversely affect its business, financial condition or results of operations and neither the Company nor eDiets knows of any basis therefore; and, to the Company's and eDiets, knowledge, no others have infringed upon the Intangibles.

                  (v) LABOR RELATIONS. To the best of the Company's and eDiets, knowledge, no labor problem exists with the Company's or eDiets' employees or is imminent which could adversely affect the Company and eDiets.

                  (w) INSURANCE. Each of the Company and eDiets has adequately insured its properties against loss or damage by fire or other casualty and maintains, in amounts which it deems, in good faith, to be adequate, such other insurance, including but not limited to, liability insurance, as is usually maintained by companies engaged in the same or similar businesses.

                  (x) ENCUMBRANCES. Concurrently with or prior to the execution hereof, each of the Company and eDiets has provided the Placement Agent with the results of UCC, lieu and title searches in all appropriate jurisdictions.

                  (y) NO ADVERSE CHANGE. Since the respective dates as of which information is given in the Memorandum and the Company's and eDiets latest financial statements, neither the Company nor eDiets has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, whether or not in the ordinary course of business, and has not sustained any material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the respective dates as of which information is given in the Memorandum, there have not been, and prior to the Closing Date, except as disclosed in the Memorandum there will not be, any changes in the capital stock or any material increases in the long-term debt of the Company or any material increases in the long-term debt of eDiets or any material adverse change in or affecting the general affairs, management, financial condition, shareholders' equity, or results of operations of the Company or eDiets, otherwise than as set forth or contemplated in the Memorandum.

                  (z) REGULATORY MATTERS. Each of the Company and eDiets is in all material respects in compliance with the provision of all applicable laws, rules and regulations.

                  (aa) DUE DILIGENCE. Each of the Company's and eDiets response to the Corporate Review Memorandums of Tenzer Greenblatt LLP, dated June 29, 1999, is true, complete and correct in all material respects as of the date hereof and each Closing Date.

                  (bb) ACQUISITION AGREEMENT. The representations and warranties of each of the Company, eDiets and the stockholder of eDiets contained in the Acquisition Agreement are true, accurate and complete as of the date hereof and all conditions to the consummation of the Acquisition (other than the Initial Closing) have been satisfied.

                  (cc) Any certificate signed by an officer of the Company or eDiets and delivered to the Placement Agent or its counsel, or to counsel for the Placement Agent, shall be deemed to be a representation and warranty by the Company or eDiets, as the case may be, to the Placement Agent as to the matters covered thereby.

                  6. Covenants.

                  (a) MEMORANDUM. The Company will furnish the Placement Agent, without charge, during the offering, as many copies of the Memorandum (and any amended or supplemental Memorandum) as the Placement Agent may reasonably request. If during the offering period any event occurs as the result of which the Memorandum, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made in light of the circumstances in which they were made not misleading, or if it shall be necessary to amend or supplement the Memorandum to comply with applicable law, the Company will forthwith notify the Placement Agent thereof, and furnish to the Placement Agent in such quantities as may be reasonably requested, an amendment or amended or supplemented Memorandum which corrects such statements or omissions or causes the Memorandum to comply with applicable law. No copies of the Memorandum, or any exhibit thereto, or any material prepared by the Company in connection with the Offering will be given without the prior written permission of the Placement Agent, by the Company or its counsel or by any principal or agent of the Company to any person not a party to this Agreement, unless such person is a director or principal shareholder of, or directly employed by, the Company.

                  (b) STATE SECURITIES REGISTRATION. The Company will provide Placement Agent's counsel with all information which such counsel determines to be necessary and will otherwise cooperate with such counsel, to permit such counsel to take all necessary action and file all necessary forms and documents in order to qualify or register the Units for sale under the securities laws of the states in which offers or sales will be made or to take any necessary action and file any necessary forms which are required to obtain an exemption from such qualification or registration in such jurisdictions. The Company will promptly advise the Placement Agent:

                           (i) If any securities regulator of any state shall
                  make a request or suggestion of or to the Company of any amendment to the Memorandum or any registration materials or for any additional information, including the nature and substance thereof; and

                           (ii) Of the issuance of a stop order suspending the
                  qualification of the Units for sale in any state, including the initiation or threatening of any proceeding for such purpose, and the Company will use its best efforts to prevent the issuance of such a stop order, or if such an order shall be issued, to obtain the withdrawal thereof at the earliest practicable date.

                           The Company will provide the Placement Agent for
                  delivery to all offerees and purchasers and their representatives any additional information, documents and instruments which the Placement Agent shall deem necessary to comply with the rules, regulations and judicial and administrative interpretations in those states and jurisdictions where the Units are to be offered for sale or sold. The Company will file all post-offering forms, documents or materials and take all other actions required by states in which the Units have been offered or sold. The Placement Agent will not make offers or sales of the Units in any jurisdiction in which the Units have not been qualified or registered, or are not exempt from such qualification or registration.

                  (c) USE OF PROCEEDS. The Company will use the net proceeds of the Offering in the manner set forth in the Memorandum and, except as set forth in the Memorandum, the Company will not use any portion of the proceeds derived from the proposed offering to repay any indebtedness for borrowed monies.

                  (d) REG D COMPLIANCE. The Company will comply in all respects with the terms and conditions of Reg D and applicable state securities laws with respect to the offering and the sale of the Units only to "accredited investors" as set forth in the Memorandum.

                  (e) RESTRICTION ON ISSUANCE OF SECURITIES. During the six (6) month period commencing on the Initial Closing Date, without the prior written consent of the Placement Agent, (i) neither the Company nor any of its officers, directors or security holders (other than security holders of Olas prior to the acquisition who were not officers, directors or beneficial owners of 52~5 or more of the outstanding common stock of Olas prior to the Acquisition) will sell or otherwise dispose of any securities of the Company and (ii) no holders of registration rights relating to securities of the Company will exercise any registration rights. The Company will not file a registration statement on Form S-8 (or any similar form) during the six (6) month period commencing on the Initial Closing Date. The Company will deliver to the Placement Agent, the agreements of its officers, directors and security holders (other than security holders of Olas prior to the acquisition who were not officers, directors or beneficial owners of 5% or more of the outstanding common stock of Olas prior to the Acquisition) to this effect.

                  (f) BOARD OF DIRECTORS COMPOSITION AND MEETINGS. As of the Initial Closing Date and until the earlier of the completion of an initial public offering of the Company's securities or one (1) year from the Initial Closing Date, the Company's Board of Directors shall be comprised five (5) members consisting of David Humble, Isaac Kier, Matthew Gohd and two (2) designees of eDiets (who must be unaffiliated with the Company or with the management or founders of eDiets or the Company (e.g., not an employee or officer of the Company or eDiets or a relative of an employee or officer of the Company or eDiets) who were reasonably satisfactory to the Placement

         Agent. The Company will cause its Board of Directors to meet, either in person or telephonically, a minimum of four (4) times per year.

                  (g) EXECUTIVE COMMITTEE. As of the Initial Closing Date, the Board of Directors shall have (i) established an executive committee,
         (ii) appointed Messrs. David Humble, Isaac Kier and Matthew Gohd to serve as the committee's only members for a period of six (6) months, and (iii) granted to each committee member options to purchase 100,000 shares of Common Stock at an exercise price of $2.00 per share.

                  (h) EMPLOYEE STOCK OPTION PLAN. The Company will not grant any options under its employee stock options plan with an exercise price less than the greater of $2.00 per share and the market price per share on the date of grant.

                  (i) REGISTRATION UNDER SECTION 12(G) OF THE EXCHANGE ACT AND LISTING ON NASDAQ . If the Common Stock has not been registered under the provisions of Section 12(g) of the Securities Exchange Act of 1934 and listed for trading on Nasdaq SmallCap Market within six (6) months following the Initial Closing Date, the Company shall issue to each holder of Warrants a number of shares of Common Stock equal to one-half of the Warrants held by such holder (collectively, the "Additional Shares") ; provided that if the Final Closing Date takes place more than 45 days after the Initial Closing Date, the six (6) months shall be increased by the number of days which elapse between the 45th day after the Initial Closing Date and the Final Closing Date. The Company will apply to list the Warrants on the Nasdaq SmallCap Market or any securities exchange or the OTC Bulletin Board on which the Company applies to list the Common Stock and will use customary reasonable efforts to cause the Warrants to be so listed.

                  (j) TRANSFER AGENT FOR THE COMMON STOCK. The Company will provide a transfer agent and registrar for the Common Stock, which may be a single entity, not later than the earliest of (i) the registration of the Common Stock under Section 12 (g) of the Exchange Act, (ii) listing of the Common Stock for trade on Nasdaq or (iii) the effective date of the Mandatory Registration Statement (as defined in the Registration Rights Agreements).

                  7. REPRESENTATIONS AND WARRANTIES OF THE PLACEMENT AGENT. The Placement Agent represents and warrants to, and agrees with, the Company that:

                  (a) NO DISQUALIFICATION. The Placement Agent is not disqualified from the exemption under Rule 506 contained in Reg D by virtue of the disqualifications contained in Rule 507.

                  (b) NO GENERAL SOLICITATION. No form of general solicitation or general advertising has been or will be used by the Placement Agent or any of its affiliates or representatives in connection with the offer and sale of any of the Units, including, but not limited to, articles, notices or other communication published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (c) ACCREDITED INVESTORS ONLY. In connection with the sale of the Units, the Placement Agent will solicit offers to buy the Units only from, and will offer to sell the Units only to Accredited Investors who make the representations contained in, and execute and return to the Company, a Subscription Agreement and a Confidential Purchaser Questionnaire in the forms attached as exhibits to the Memorandum.

                  (d) DELIVERY OF MEMORANDUM. Prior to or simultaneously with the sale by the Company to any purchaser of any of the Units pursuant hereto, the Placement Agent will furnish to such purchaser a copy of the Memorandum (and any amendment thereof or supplement thereto that the Company shall have furnished to the Placement Agent prior to the date of such sale).

                  (e) RELIANCE ON REPRESENTATIONS. The Company and, for purposes of the opinions to be delivered to the Placement Agent pursuant to
         Section 8(g) hereof, counsel to the Company will rely upon the accuracy and truth of the foregoing representations and the Placement Agent hereby consents to such reliance.

                  (f) COMPLIANCE WITH THE ACT AND THE EXCHANGE ACT. In connection with the offer and sale of the Units, the Placement Agent agrees to comply with the applicable requirements under the Act and the Exchange Act, and the published rules and regulations of the Securities and Exchange Commission thereunder, including Regulation D.

                  8. CONDITIONS TO PLACEMENT AGENT'S OBLIGATIONS. The obligations of the Placement Agent hereunder will be subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of each Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) ACQUISITION OF EDIETS. The Company shall have completed the acquisition of all of the outstanding capital stock of eDiets.com, Inc. ("eDiets") , a Delaware corporation, through the merger of eDiets Acquisition Corp. with and into eDiets on the terms and conditions set forth in the Agreement and Plan of Merger and Reorganization (the "Acquisition Agreement") , dated August 30, 1999, by and among the Company, eDiets and the stockholder of eDiets (the "Acquisition"). The Company shall have changed its name from "Olas, Inc." to "eDiets.com, Inc." and eDiets shall have changed its name from "eDiets.com, Inc." to "eDiets, Inc."

                  (b) DUE QUALIFICATION OR EXEMPTION. (i) The Offering will become qualified or be exempt from qualification under the securities laws of the several states pursuant to Section 6(b) above not later than the Closing Date, and (ii) at the Closing Date no stop order suspending the sale of the Units shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

                  (c) NO MATERIAL MISSTATEMENTS. The Placement Agent will not have notified the Company that the Blue Sky qualification materials or the Memorandum, or any supplement thereto, contains an untrue statement of a fact which in its opinion is material, or omits to state a fact, which in its opinion is material and is required to be stated therein, or is necessary to make the statements therein not misleading;

                  (d) COMPLIANCE WITH AGREEMENTS. The Company will have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                  (e) CORPORATE ACTION. The Company will have taken all necessary corporate action, including, without limitation, obtaining the approval of the Company's board of directors, for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the commencement of the Offering;

                  (f) OFFICER'S CERTIFICATE. At each Closing Date, the Company will have delivered a certificate of its Chairman of the Board or President to the effect set forth in the preamble and subparagraphs (c) and (d) of this Section 8;

                  (g) OPINION OF COUNSEL. On each Closing Date, the Placement Agent will have received from (i) counsel to the Company ("Company Counsel"), a signed opinion, dated as of such Closing Date, covering the matters and language set forth in the form attached as Exhibit A hereto and (ii) Nason, Yeager, Gerson, White & Lioce, P.A. ("eDiets Counsel"), a signed opinion, dated as of such Closing Date, covering the matters and language set forth in the form attached as Exhibit B hereto.

                  In rendering its opinion, Company Counsel and eDiets Counsel may rely upon (i) the certificates of government officials and officers of the Company as to matters of fact; provided that Company Counsel and eDiets counsel shall state that they have no reason to believe, and do not believe, that they are not justified in relying upon such opinions or such certificates of government officials and officers of the Company as to matters of fact, as the case may be.

                  The opinion letter delivered pursuant to this Section 8(g) of the Placement Agent Agreement shall state that any opinion given therein qualified by the phrase "to the best of our knowledge" is being given by Company Counsel after due investigation of the matters therein discussed.

                  (h) DELIVERY OF AGREEMENTS BY THE COMPANY. The Company will have duly executed and delivered the Registration Rights Agreements, the Subscription Agreements, the Shares and Warrants comprising the Units sold on each Closing Date, the Placement Agreement Warrant Agreement (on the Initial Closing Date) and the Placement Agreement Warrants.

                  (i) DELIVERY OF AGREEMENTS OF OFFICERS, DIRECTORS AND STOCKHOLDERS. The Company will have delivered to the Placement Agent on or prior to the Initial Closing Date, the agreements of its officers, directors and stockholders to the effect of the matters set forth in
         Section 6(e) hereof.

                  9. CONDITIONS OF THE COMPANY'S OBLIGATIONS. The obligations of the Company hereunder will be subject to the accuracy of the representations and warranties of the Placement Agent contained herein as of the date hereof and as of the Closing Date, to the performance by the Placement Agent of its obligations hereunder and to the following additional conditions:

                  (a) APPROVAL OF INVESTORS. The Company shall have approved, which approval shall not be unreasonably withheld, each purchaser of Units;

                  (b) ABSENCE OF CERTAIN EVENTS. No stop order suspending the sale of the Units will have been issued, and no proceeding for that purpose will have been initiated or threatened; and

                  10. EXPENSES OF SALE. In addition to those items referred to in Sections 4 hereof, the Company will pay or cause to be paid all costs and expenses incident to the proposed sale of Units, whether or not the Offering is consummated, including, without limitation, the fees, disbursements and expenses of (a) its counsel and accountants, (b) preparing, printing, or otherwise reproducing, and mailing, the Memorandum and other appropriate documents, and any amendments or supplements thereto (all in such quantities as the Placement Agent may require) , (c) registering or qualifying the Units for offer and sale in the applicable states, as specified by the Placement Agent, or obtaining exemptions therefrom, and the fees, expenses and disbursements of the Placement Agent, including fees (up to a maximum of $7,500), expenses and disbursements of Placement Agent's counsel, incurred in connection therewith, (d) all taxes, if any, on the issuance of the Units, and (e) all other expenses relating to the Offering.

                   11. Indemnification and Contribution.

                  (a) INDEMNIFICATION BY THE COMPANY AND EDIET. Each of the Company and eDiets agrees, jointly and severally, to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Placement Agent or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Memorandum, or in any Blue Sky application or other document executed by the Company or eDiets specifically for that purpose or based upon written information furnished by the Company or eDiets filed in any state or other jurisdiction in order to qualify any or all of the Units under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application") or the omission or alleged omission to state in the Memorandum or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse the Placement Agent and each other indemnified person for any legal or other expenses reasonably incurred by the Placement Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and eDiets will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent, with respect to the Placement Agent, specifically for inclusion in the Memorandum.

                  (b) INDEMNIFICATION BY THE PLACEMENT AGENT. The Placement Agent agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Act and the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject, under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or the omission or alleged omission to state in the Memorandum or in any Blue Sky Application a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent, with respect to the Placement Agent, specifically for inclusion in the Memorandum.

                  (c) PROCEDURE. Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11, notify in writing the indemnifying party of the commencement thereof; provided, however, that the failure so to notify the indemnifying party will not relieve the indemnifying party from any liability under this Section 11, except to the extent it is materially prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the indemnified party or parties it is reasonable for the indemnified party or parties to be represented by separate counsel, the indemnified party shall have the right to employ a single counsel to represent the indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties thereof against the indemnifying party, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

                  (d) CONTRIBUTION. If the indemnification provided for in this
         Section 11 is unavailable to any indemnified party in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and eDiets on the one hand, and the Placement Agent on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and eDiets on the one hand, and of the Placement Agent on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company and eDiets on the one hand, and the Placement Agent on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (net of sales commissions, but before deducting expenses) received by the Company and eDiets, bear to the commissions received by the Placement Agent. The relative fault of the Company and eDiets on the one hand, and the Placement Agent on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or eDiets, and its relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount payable by a party as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  (e) EQUITABLE CONSIDERATIONS. The Company, eDiets and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this
         Section 11, no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (f) PLACEMENT AGENT'S LIABILITY. Notwithstanding anything contained in this Section 11 to the contrary, in no event shall the amount for which the Placement Agent may be liable under this Section 11 exceed the amount which is paid to and received by the Placement Agent pursuant to Section 4 (a) of this Agreement as compensation for its services hereunder.

                  (g) INFORMATION WITH RESPECT TO THE PLACEMENT AGENT. The Company and eDiets hereby acknowledge and agree that for all purposes of this Section 11, the only information furnished to the Company or eDiets by or on behalf of the Placement Agent specifically for inclusion in this Memorandum is the information set forth in the Memorandum under the caption "Plan of Distribution."

                  12. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVER. All representations, warranties and agreements of the Company, eDiets and of the Placement Agent herein will survive the delivery and execution hereof and the closings hereunder, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any person who controls the Placement Agent within the meaning of the Act, or by the Company, eDiets or any person who controls the Company or eDiets within the meaning of the Act, and will survive delivery of the securities constituting the Units hereunder and any termination of this Agreement.

                  13. NOTICES. Any notice hereunder shall be in writing and shall be effective when delivered in person, or the day delivered if sent by courier or mailed by certified or registered mail, postage prepaid, return receipt requested (regardless of whether or not delivery is refused) , to the appropriate party or parties, at the following addresses: if to the Placement Agent, to Whale Securities Co., L.P., 650 Fifth Avenue, New York, New York 10019, Attention: Mr. William G. Walters, Chairman, with a copy to Tenzer Greenblatt LLP, 405 Lexington Avenue, New York, New York 10174, Attention:
Robert J. Mittman, Esq.; if to the Company, to Olas Inc., 660 Madison Avenue, New York, New York 10021, Attention:

Mr. Isaac Kier, Chief Executive Officer, with a copy to Tenzer Greenblatt LLP, 405 Lexington Avenue, New York, New York 10174, Attention: Robert J. Mittman, Esq.; if to the Company or eDiets, to eDiets.com, Inc., 3467 Hillsboro Boulevard, Deerfield Beach, Florida 33442, Attention: Mr. David Humble, Chairman and Chief Executive Officer, with a copy to Nason, Yeager, Gerson, White & Lioce, P.A., Mellon United National Bank Tower, 1645 Palm Beach Lakes Boulevard, Suite 1200, West Palm Beach, Florida 33401, Attention: Mark Pachman, Esq.; or, in any case, to such other address as the parties may hereinafter designate by like notice.

                  14. PARTIES. This Agreement will inure to the benefit of and be binding upon the Placement Agent, the Company, eDiets and their respective successors and assigns. This Agreement is intended to be, and is for the sole and exclusive benefit of the parties hereto and the persons described in subsections 11(a) and 11(b) hereof, and their respective successors and assigns, and for the benefit of no other person, and no other person will have any legal or equitable right, remedy or claim under, or in respect of this Agreement. No purchaser of any of the Units will be construed as successor or assign merely by reason of such purchase.

                  15. AMENDMENT AND/OR MODIFICATION. Neither this Agreement, nor any term or provision hereof, may be changed, waived, discharged, amended, modified or terminated orally, or in any manner other than by an instrument in writing signed by each of the parties hereto.

                  16. FURTHER ASSURANCES. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

                  17. VALIDITY. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

                  18. WAIVER OF BREACH. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred in any one or more instances, will not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, and the same will be and remain in full force and effect.

                  19. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein. Any and all prior discussions, negotiations, commitments and understanding relating thereto are superseded hereby. There are no conditions precedent to the effectiveness of this Agreement other than as stated herein, and there are no related collateral agreements existing between the parties that are not referred to herein.

                  20. COUNTERPARTS. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

                  21. LAW. This Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of the Company and eDiets (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (b) waives any objection which it may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Company and eDiets further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon it, mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any suit, action or proceeding.

                  If the foregoing correctly sets forth our understanding, please so indicate in the space provided below for that purpose. Upon such execution by you and delivery thereof to us (which may be by facsimile), this letter will constitute a binding agreement between us in accordance with its terms.

                                                EDIETS.COM, INC.

                                                By: /S/ DAVID R. HUMBLE
                                                   -----------------------------
                                                Name: David R. Humble
                                                Title: Chairman and Chief
                                                       Executive Officer
CONFIRMED AND ACCEPTED:

WHALE SECURITIES CO., L.P.

By: Whale Securities Corp.,
    General Partner

      By: /S/ WILLIAM G. WALTERS
         --------------------------------
      William G. Walters,
      Chairman

                                    EXHIBIT A

                  (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. To the best of Company Counsel's knowledge, the Company has no subsidiaries or other equity interest in any entity other than eDiets. To the best of Company Counsel's knowledge, prior to the Acquisition, the Company was not actively engaged in any material business activities. All references to the "Company" in this opinion specifically excludes eDiets.

                  (b) The Company has full power and authority, corporate and other, to execute, deliver and perform the Placement Agent Agreement and to consummate the transactions contemplated thereby. The Company has full corporate power and authority, corporate to execute, deliver and perform the Subscription Agreements, the Warrants, the Registration Rights Agreements, the Placement Agent Warrant Agreement and the Placement Agent Warrants, and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Placement Agent Agreement, the Subscription Agreements, the Warrants, the Registration Rights Agreements, the Placement Agent Warrant Agreement and the Placement Agent Warrants by the Company, the consummation by the Company of the transactions therein contemplated, the compliance by the Company with the terms of the Placement Agent Agreement, the Subscription Agreements, the Warrants, the Registration Rights Agreements, the Placement Agent Warrant Agreement and the Placement Agent Warrants and the issuance and sale of the Units have been duly authorized by all necessary corporate action, and each of the Placement Agent Agreement, the Subscription Agreements, the Warrants, the Registration Rights Agreements, the Placement Agent Warrant Agreement and the Placement Agent Warrants have been duly executed and delivered by the Company. Each of the Placement Agent Agreement, the Subscription Agreements, the Warrants, the Registration Rights Agreements, and the Placement Agent Warrant Agreement (assuming for the purposes of this opinion that each is valid and binding upon the other party thereto) is the valid and binding obligation of the Company, enforceable in accordance with their respective terms, enforceable in accordance with its terms, in each case, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions and the contribution provisions set forth herein may be limited by the federal securities laws of the United States or public policy underlying such laws.

                  (c) The execution, delivery and performance of the Placement Agent Agreement, the Subscription Agreements, the Warrants, the Registration Rights Agreements, the Placement Agent Warrant Agreement and the Placement Agent Warrants by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Placement Agent Agreement, the Subscription Agreements, the Warrants, the Registration Rights Agreements, the Placement Agent Warrant Agreement and the Placement Agent Warrants do not, and will not, with or without the giving of notice or the lapse of time, or both, result in a violation of the Certificate of Incorporation or By-Laws, each as amended, of the Company.

                   (d) When the Shares and Warrants have been issued and duly delivered in accordance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable, and, to the best of Company Counsel's knowledge, the holders thereof will not be subject to personal liability solely by reason of being such holders and the Warrants will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. The issuances of the Warrant Shares, Additional Shares, Penalty Shares, Placement Agent Warrants and Placement Agent Warrant Shares under the circumstances described in, and pursuant to the terms of, the Placement Agent Agreement, the Warrants, the Subscription Agreements, the Registration Rights Agreements or the Placement Agent Warrant Agreement, as the case may be, have been duly authorized and, when issued and delivered in accordance with the provisions of the Placement Agent Agreement, the Warrants, the Subscription Agreements, the Registration Rights Agreements or the Placement Agent Warrant Agreement, as the case may be, the Warrant Shares, Additional Shares, Penalty Shares and Placement Agent Warrant Shares will be validly issued, fully paid and nonassessable, and, to the best of Company Counsel's knowledge, the holders thereof will not be subject to personal liability solely by reason of being such holders, and the Placement Agent Warrants will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, in each case, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions and the contribution provisions set forth herein may be limited by the federal securities laws of the United States or public policy underlying such laws. None of the Shares, Warrant Shares, Penalty Shares or Placement Agent Warrant Shares are subject to the preemptive rights of any security holder of the Company under Delaware General Corporate Law or the Company's Certificate of Incorporation or By-Laws. The certificates representing the Shares, Warrant Shares, Penalty Shares, Placement Agent Warrants and Placement Agent Warrant Shares when issued and delivered will be in proper legal form.

                                    EXHIBIT B

                           (b) EDiets has full power and authority, corporate and other, necessary to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Memorandum. In connection with the Acquisition, to the best of eDiets Counsel's knowledge the Company acquired all of the issued and outstanding shares of capital stock of eDiets, free and clear of any security interests, liens, encumbrances, claims and charges, and all of such shares have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in the Memorandum, to the best of eDiets Counsel's knowledge, there are no options or warrants for the purchase of, or other rights to purchase, or outstanding securities convertible into or exchangeable for, any capital stock or other securities of eDiets.

                           (c) The execution, delivery and performance of the Placement Agent Agreement, the Subscription Agreements, the Warrants, the Registration Rights Agreements, the Placement Agent Warrant Agreement and the Placement Agent Warrants by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Placement Agent Agreement, the Subscription Agreements, the Warrants, the Registration Rights Agreements, the Placement Agent Warrant Agreement and the Placement Agent Warrants do not, and will not, with or without the giving of notice or the lapse of time, or both, (1) result in a violation of the Certificate of Incorporation or By-Laws, each as amended, of the eDiets; (2) to the best of counsel's knowledge result in a breach of or conflict with any terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of eDiets pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument to which eDiets is a party or by which eDiets or any of its properties or assets are or may be bound or affected; (3) to the best of counsel's knowledge, violate any existing applicable material law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, that would reasonably be expected to have jurisdiction over eDiets or any of its properties or its business or (4) to the best of counsel's knowledge have any effect on any Permit necessary for eDiets to own or lease and operate any of its properties and to conduct business or the ability of eDiets to make use thereof.

                           (d) The Units, the Shares, the Warrants, the
         Placement Agent Warrants conform to the descriptions thereof contained in the Memorandum.

                           (e) To the best of eDiets Counsel's knowledge, no stop order relating to the offering contemplated by the Memorandum and no proceedings for that purpose have been instituted or are pending, threatened or contemplated under applicable securities laws.

                           (f) The descriptions in the Memorandum of statutes regulations, government classifications, contracts, instruments and other documents have been reviewed by eDiets Counsel, and, based upon such review, are accurate in all material respects and present fairly the information with respect to eDiets required to be disclosed, and there are no material statutes, regulations or government classifications or material contracts or documents, of a character such that they should be described in the Memorandum, which are not so described. None of the material provisions of the contracts or instruments described above violates any existing applicable law, rule, regulation that we, exercising customary professional diligence would reasonably recognize being directly applicable to the Company, or any, judgment, order or decree known to us of any governmental agency or court that would reasonably be expected to have jurisdiction over eDiets or any of its assets or its business. To the best of eDiets Counsel's knowledge, except so disclosed in the Memorandum eDiets is not in default under any contract or agreement material to its business or under any promissory note or other evidence of indebtedness for borrowed funds.

                           (g) To the best of eDiets Counsel's knowledge, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, foreign or domestic, or before any private arbitration tribunal, pending or threatened against eDiets or involving their respective properties or businesses, other than as described in the Memorandum and other than litigation incident to the kind of business conducted by eDiets which, individually and in the aggregate, is not material.

                           (h) To the best of eDiets Counsel's knowledge, eDiets has not infringed and is infringing upon, and eDiets Counsel has received no notice to the effect that eDiets has infringed or is infringing upon, the Intangibles of others, and, to the best of eDiets Counsel's knowledge, after due inquiry of eDiets, eDiets has not received any notice of conflict with the asserted rights of others with respect to the Intangibles which might, singly or in the aggregate, materially adversely affect its business, results of operations or financial condition and such counsel is not aware of any licenses with respect to the Intangibles which are required to be obtained by eDiets.

                            (i) No consent, approval, authorization or order of any court or governmental agency or body of the United States or any state of the United States or any political subdivision of any of the foregoing is required for the consummation of the offering, except such as may be required under the Blue Sky or other securities laws of any state of the United States in connection with the purchase of Units by the Subscribers and the distribution of the Units by the Placement Agent.

                  eDiets Counsel has participated in reviews and discussions in connection with the preparation of the Memorandum, and, in the course of such reviews and discussions and such other investigation as eDiets Counsel deemed necessary, no facts came to its attention which lead it to believe that the Memorandum (except as to the financial statements as to which eDiets Counsel need not express an opinion) , on the Closing Date, contained any untrue statement of a material fact, or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                  SCHEDULE 5(G)

                         Employee Pension Benefit Plans

* Spectrum, a professional employer service used by eDiets, maintains a 401K Pension Plan for eDiets employees for which eDiets reimburses Spectrum for the costs of administering contributions made under the Plan. David R. Humble, who is not an employee of eDiets, is not covered under the Plan.

                                       30